Exhibit 99.1

Gentherm Completes Combination with Modine’s Performance Technologies Business

Combination Creates Global Market Leader of Thermal and Precision Flow Management Technologies

Announces Appointment of Paul Mascarenas to its Board of Directors

NOVI, Michigan, October 1, 2026 — Gentherm (NASDAQ:THRM) (the “Company” or “Gentherm”), a global market leader of thermal and precision flow management technologies, today announced it has completed the previously announced combination with Modine’s Performance Technologies business (the “Business”). The transaction was first announced on January 29, 2026.

“Today marks the start of the next phase for Gentherm. Together, we have created a global leader in thermal and precision flow management solutions serving multiple end markets, combining complementary technologies, deep expertise and strong customer relationships,” said Bill Presley, the Company’s President and CEO. “We are proud to continue the Modine legacy of innovation as part of Gentherm while building an even stronger future for our employees, customers and shareholders and welcome the Modine Performance Technologies team to Gentherm.”

As part of the transaction, Gentherm acquired the Modine brand, domains, and trademarks and will continue to go to market as Modine. Modine (NYSE: MOD) intends to operate as Modexus Solutions (following shareholder approval of the proposed name change) and will continue using the Modine brand in certain businesses (the Heat Transfer Solutions and HVAC Technologies businesses in its Commercial HVAC segment) under a license with Gentherm. The arrangement preserves customer continuity after the separation and allows customers to continue to access Modine products, solutions, and resources through Modine-branded channels.

Transaction information

The transaction was structured as a Reverse Morris Trust transaction (the “Transaction”), pursuant to which the Business was spun off as a separate subsidiary entity of Modine (“SpinCo”) and then merged with a wholly owned subsidiary of Gentherm. The Transaction is intended to be tax-free to Modine and its shareholders for U.S. federal income tax purposes, except that Modine shareholders will generally recognize gain or loss on any cash received in lieu of fractional shares of Gentherm common stock.

In the Transaction, Modine shareholders received 0.44619 shares of Gentherm common stock for each share of Modine common stock they held as of the close of business on September 28, 2026, the record date for the spin-off, with cash in lieu of any fractional shares of Gentherm common stock. As of the closing of the Transaction, Modine’s shareholders owned shares of Gentherm common stock representing approximately 43.62% of the outstanding shares of the combined company, and Gentherm shareholders prior to the closing of the Transaction owned shares of Gentherm common stock representing approximately 56.38% of the outstanding shares of the combined company, without taking into account any overlapping shareholder ownership. In addition to their shares of Gentherm common stock, Modine shareholders continue to hold the same number of shares of Modine common stock they held prior to the transaction.

Modine received a cash distribution from SpinCo of approximately $156 million in the Transaction that was used to repay outstanding indebtedness. In addition, following adjustment to the exchange ratio, the Gentherm Board of Directors declared a special dividend of $2.07 per share to be paid on October 7, 2026 to Gentherm shareholders as of September 28, 2026, the record date for the special dividend, in accordance with the Merger Agreement.

Leadership Update

Bill Presley and Jon Douyard will continue leading the combined Company as CEO and CFO, respectively. Katrin Schatz will serve as the Interim President of Modine Performance Technologies, which will operate as a division of Gentherm. Ms. Schatz has more than 25 years’ experience spanning finance, engineering, and operations at Modine, most recently serving as the Vice President and General Manager of the Global Automotive Business.

“Since we first began discussions with Modine, I have been impressed with the team’s strategic vision and operational discipline. They are highly skilled and bring a relentless focus on quality and execution,” said Bill Presley, the Company’s President and CEO. “I look forward to spending more time with Performance Technologies’ highly capable and long-tenured segment leaders.”

Board of Directors

Pursuant to the terms of the Merger Agreement, Paul Mascarenas has been appointed to the Gentherm Board of Directors effective upon the closing of the Transaction. The result is an increase in the size of the Gentherm Board to a total of 10 members.

Mr. Mascarenas is the former Chief Technical Officer of Ford Motor Company, where he led worldwide research and advanced engineering activities and oversaw the development and implementation of Ford’s technology strategy. During his tenure with Ford, which began in 1982, Mr. Mascarenas held various development and engineering positions both in the U.S. and Europe. He is currently a Venture Partner with Fontinalis Partners and serves on the Board of Directors of ON Semiconductor Corporation (Nasdaq: ON) and Neo Performance Materials Inc. (TSX: NEO). He has previously served on the Board of Directors at several public companies including Mentor Graphics (n/k/a Siemens EDA), BorgWarner, United States Steel Corporation, and Aebi Schmidt Group (formerly Shyft Group and Spartan Motors). He also served as President and Chair of the board of SAE International. Mr. Mascarenas holds a Bachelor of Science degree in Mechanical Engineering from the University of London, King’s College and an honorary doctorate degree from Chongqing University.

“We are pleased to welcome Paul to Gentherm’s Board of Directors,” said Ronald Hundzinski, Chair of the Board of Gentherm. “Paul is an accomplished executive with many years of deep board experience. He has served across a wide range of committees for companies in various industries that will be a valuable asset as we execute Gentherm’s strategy and deliver shareholder value.”

Investor Contact

Gregory Blanchette

investors@gentherm.com

248.308.1702

Media Contact

Haley Baur

media@gentherm.com

248.289.9711

About Gentherm

Gentherm (NASDAQ: THRM) is a global leader of innovative thermal and precision flow management technologies. The Company brings together industry leading products from Gentherm’s climate, comfort and valves businesses serving the light vehicle, medical, and home and office markets, with Modine’s highly engineered, mission-critical thermal solutions serving commercial vehicle, off-highway equipment, light vehicle and power generation markets. Gentherm has more than 18,000 employees in facilities across 17 countries. For more information, go to www.gentherm.com.

Forward-Looking Statements

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated’s goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management’s reasonable expectations and beliefs. In making these statements we rely on assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments, third party information and projections from sources that management believes to be reputable, as well as other factors we consider appropriate under the circumstances. Such statements are subject to a number of important assumptions, significant risks and uncertainties (some of which are beyond our control) and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including but not limited to:

•	uncertainty of the expected financial performance of the combined company following completion of the acquisition of the Modine Performance Technologies business (the “Transaction”);

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failure to realize the anticipated benefits of the Transaction, including as a result of delay in or integrating the businesses of Gentherm and Modine’s Performance Technologies on the expected timeframe or at all;

•	the ability of the combined company to implement its business strategy;

•	difficulties and delays in the combined company achieving revenue and cost synergies;

•	inability of the combined company to retain and hire key personnel;

•	evolving legal, regulatory and tax regimes;

•	changes in general economic and/or industry specific conditions or any volatility resulting from the imposition of and changing policies, including those policies with respect to tariffs;

•	actions by third parties, including government agencies;

•	the risk of greater than expected difficulty in separating the business of the Performance Technologies business from the other businesses of Modine; and

•	risks related to the effects of the pendency of the Transaction on the relationship of any of the parties to the Transaction with their employees, customers, suppliers, or other counterparties.

•	macroeconomic, geopolitical and similar global factors in the cyclical Automotive industry;

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the impact of, and our ability to mitigate the effects of, global economic and trade policies, including increases in duties, tariffs and taxation on the import or export of our products related to U.S. trade disputes;

•	increasing U.S. and global competition, including with non-traditional entrants;

•	our ability to effectively manage new product launches and research and development, and the market acceptance of such products and technologies;

•	the evolution and challenges of the automotive industry towards electric vehicles, autonomous vehicles and mobility on demand services, and related consumer behaviors and preferences;

•	our ability to convert automotive new business awards into product revenues;

•	the constraints in the supply chain environment, and inflationary and other cost pressures;

•	the production levels of our major customers and OEMs in our relevant markets and sudden fluctuations in such production levels;

•	our business in China, which is subject to unique operational, competitive, geopolitical, regulatory and economic risks;

•	the impact of our global operations, including our cost structure and global manufacturing footprint, operations within Ukraine, and foreign currency and exchange risk;

•	our product quality and safety and impact of product safety recalls and alleged defects in products;

•	our ability to attract and retain highly skilled employees and wage inflation;

•	a tightening labor market, labor shortages or work stoppages impacting us, our customers or our suppliers, such as recent labor strikes among certain OEMs and suppliers;

•	our achievement of product cost reductions to offset customer-imposed price reductions or other pricing pressures;

•	our ability to execute efforts to optimize our global supply chain and manufacturing footprint, including opening new facilities and transferring production;

•	our ability to source, consummate, integrate and achieve planned benefits of strategic acquisitions, investments and, as applicable, exits;

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any security breaches and other disruptions to our information technology networks and systems, as well as privacy, data security and data protection risks, including risks associated with use of artificial intelligence capabilities in our business operations;

•	any loss or insolvency of our key customers and OEMs, or key suppliers;

•	our ability to project future sales volume based on third-party information, based on which we manage our business;

•	the protection of our intellectual property in certain jurisdictions;

•	our compliance with global anti-corruption laws and regulations;

•	legal and regulatory proceedings and claims involving us or one of our major customers;

•	the extensive regulation of our patient temperature management business;

•	risks associated with our manufacturing processes;

•	the effects of climate change and regulatory and stakeholder-imposed requirements to address climate change and other sustainability issues;

•	our product quality and safety;

•	our borrowing availability under our revolving credit facility, as well as the ability to access the capital markets, to support our planned growth; and

•	our indebtedness and compliance with our debt covenants.

The foregoing risks should be read in conjunction with the Company’s reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), including “Risk Factors,” in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, with reasonable frequency, we have entered into business combinations, acquisitions, divestitures, strategic investments and other significant transactions. Such forward-looking statements do not include the potential impact of any such transactions that may be completed after the date hereof (except the Proposed Transaction to the extent specified), each of which may present material risks to the Company’s future business and financial results. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its strategies or expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.